SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report: June 10, 1999



               Exact Name of
Commission     Registrant        State or other    IRS Employer
File           as specified      Jurisdiction of   Identification
Number         in its charter    Incorporation     Number
-----------    --------------    ---------------   --------------

1-12609        PG&E Corporation  California        94-3234914

1-2348         Pacific Gas and   California        94-0742640
               Electric Company




Pacific Gas and Electric Company        PG&E Corporation
77 Beale Street, P.O. Box 770000        One Market, Spear Tower, Suite
2400
San Francisco, California  94177        San Francisco, California 94105

          (Address of principal executive offices) (Zip Code)


Pacific Gas and Electric Company        PG&E Corporation
        (415) 973-7000                   (415) 267-7000

    (Registrant's telephone number, including area code)

Item 5.  Other Events

On June 10, 1999, the California Public Utilities Commission (CPUC) issued a final decision in Pacific Gas and Electric Company's 1999 Cost of Capital proceeding. (Pacific Gas and Electric Company is the utility subsidiary of PG&E Corporation.) The decision adopts a return on common equity (ROE) of 10.6% for Pacific Gas and Electric Company's electric distribution and gas distribution assets, and an overall return on utility rate base of 8.75% in 1999. These are reductions from the utility's 1998 authorized ROE of 11.2% and overall return of 9.17%.

In this case, the proceeding addressed whether unbundling of the generation, transmission and distribution functions of the formerly integrated utility increased or decreased the business risk of the distribution function. The utilities argued that unbundling and the introduction of competition increased the risk. Other parties argued that the distribution function is the least risky of the formerly integrated utility functions. In its decision, the CPUC determined that the business risk for the distribution function is no different than that of the previously integrated utility. The CPUC therefore concluded that there is no basis for adjusting the ROE associated with electric distribution.

The decision maintains Pacific Gas and Electric Company's authorized capital structure for 1999 at 46.2% long-term debt, 5.8% preferred stock, and 48% common equity. The decision is retroactive to January 1, 1999.

The total change in Pacific Gas and Electric Company's base revenues in 1999 will be determined by a combination of the final outcomes of the 1999 General Rate Case (GRC) and other pending CPUC proceedings. For example, the decision in the 1999 Cost of Capital proceeding would reduce base revenues in 1999, as compared to 1998, by $35.4 million and $12.3 million for electric and gas distribution, respectively, based on the rate base authorized in the 1996 GRC. Based on the rate base proposed by the utility in its 1999 GRC, the decision would reduce the utility's base revenues in 1999 by $46.3 million and $14.5 million for electric and gas distribution, respectively. Since the utility has reported earnings reflecting an ROE of 10.6% since January 1, 1999, the decision in the 1999 Cost of Capital proceeding is not expected to have a material adverse impact on the financial condition or results of operations of PG&E Corporation or Pacific Gas and Electric Company.

In light of the current electric rate freeze, decreases in electric distribution base revenues would increase the amount of revenues available to recover transition costs (certain generation-related costs which prove to be uneconomic under the new competitive electric generation market).

                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                          PG&E CORPORATION
                                 and
                          PACIFIC GAS AND ELECTRIC COMPANY




                               CHRISTOPHER P. JOHNS
                               --------------------
                          By   CHRISTOPHER P. JOHNS
                               Vice President and Controller
                               (PG&E Corporation)
                               Vice President and Controller
                               (Pacific Gas and Electric Company)

Dated: June 11, 1999